UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 30, 2012

Outdoor Channel Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17287	33-0074499
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

43445 Business Park Drive, Suite 103, Temecula, California		92590
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	951.699.6991

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07  Submission of Matters to a Vote of Security Holders.

Outdoor Channel Holdings, Inc. held its Annual Meeting of Stockholders on May 30, 2012. A total of 20,584,371 shares of the Company’s Common Stock, representing approximately 80% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors: The Company’s shareholders elected all of the nominees for director to serve a three year term until the 2015 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Thomas H. Massie	14,064,752	399,979	6,119,640
David C. Merritt	14,270,028	194,703	6,119,640
Roger. L. Werner, Jr.	12,788,049	1,676,682	6,119,640

Proposal 2: Ratification of Independent Registered Public Accounting Firm: The Company’s stockholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2012, by the votes set forth in the table below:

For	Against	Abstain	Uncast	Broker Non-Votes

20,522,898	57,413	3,560	500	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outdoor Channel Holdings, Inc.

June 1, 2012	By:	/s/ Catherine C. Lee

Name: Catherine C. Lee
Title: General Counsel and Corporate Secretary